File No. 001-16765

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                  AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON



                                     FORM 10


                   GENERAL FORM FOR REGISTRATION OF SECURITIES
               Pursuant to Section 12(b) or (g) of the Securities
                              Exchange Act of 1934




                             TRIZEC PROPERTIES, INC.


             (Exact name of registrant as specified in its charter)


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                       Delaware                                                        33-0387846
-------------------------------------------------------             --------------------------------------------------
           (State or other jurisdiction of                                          (I.R.S. Employer
            incorporation or organization)                                         Identification No.)

       1114 Avenue of the Americas, 31st Floor
                     New York, NY                                                         10036
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       (Address of principal executive offices)                                        (Zip Code)
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                                  212-382-9300
            --------------------------------------------------------
              (Registrant's telephone number, including area code)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                       Name of each exchange on which
        to be so registered                       each class is to be registered


   Common Stock, $0.01 par value                        New York Stock Exchange

Exchange Certificates, exchangeable for Common Stock    New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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                                  INTRODUCTION


         This Registration Statement on Form 10 relates to the registration under the Securities Exchange Act of 1934, as amended, of the common stock and exchange certificates of Trizec Properties, Inc. (formerly known as TrizecHahn
(USA) Corporation), which are being exchanged as described in the Information Statement, subject to completion or amendment, dated February 14, 2002. The Information Statement is attached hereto as Exhibit 99.1 and is incorporated herein by reference in answer to the items of this Registration Statement set forth below.


Item 1.           Business.

         The information required by this item is contained under the sections "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Certain Indebtedness" and "Risk Factors" of the Information Statement and such sections are incorporated herein by reference.

Item 2.           Financial Information.

         The information required by this item is contained under the sections "Selected Historical Combined Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Information Statement and such sections are incorporated herein by reference.

Item 3.           Properties.

         The information required by this item is contained under the sections "Business" and "Property Portfolio" of the Information Statement and such sections are incorporated herein by reference.

Item 4.           Security Ownership of Certain Beneficial Owners and
                  Management.

         The information required by this item is contained under the section "Security Ownership of Certain Beneficial Owners and Management" of the Information Statement and such section is incorporated herein by reference.

Item 5.           Directors and Executive Officers.

         The information required by this item is contained under the section "Management - Directors and Executive Officers" of the Information Statement and such section is incorporated herein by reference.

Item 6.           Executive Compensation.

         The information required by this item is contained under the section "Management - Compensation of Directors and Executive Officers" of the Information Statement and such section is incorporated herein by reference.

Item 7.           Certain Relationships and Related Transactions.

         The information required by this item is contained under the section "Certain Relationships and Related Transactions" of the Information Statement and such section is incorporated herein by reference.

Item 8.           Legal Proceedings.

         The information required by this item is contained under the section "Business - Legal Proceedings" of the Information Statement and such section is incorporated herein by reference.


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

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

         The information required by this item is contained under the sections "Market Price of Our Common Stock and Dividend Policy" and "Security Ownership of Certain Beneficial Owners and Management" of the Information Statement and such sections are incorporated herein by reference.

Item 10.          Recent Sales of Unregistered Securities.

         The information required by this item is contained under the section "Recent Sales of Unregistered Securities" of the Information Statement and such section is incorporated herein by reference.

Item 11.          Description of Registrant's Securities To Be Registered.

         The information required by this item is contained under the sections "The TrizecHahn Corporate Reorganization" and "Description of Capital Stock" of the Information Statement and such sections are incorporated herein by reference.

Item 12.          Indemnification of Directors and Officers.

         The information required by this item is contained under the section "Management - Indemnification of Directors and Officers" of the Information Statement and such section is incorporated herein by reference.

Item 13.          Financial Statements and Supplementary Data.

         The information required by this item is contained under the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Information Statement and in the combined consolidated financial statements included in the Information Statement and such section and combined consolidated financial statements are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

         None.

Item 15.          Financial Statements and Exhibits.

         (a)      Financial Statements Filed as Part of the Information
                  Statement

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         TrizecHahn (USA) Corporation Combined Consolidated Financial
         Statements:
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                  Report of Independent Accountants..........................................................   F-2
                  Combined Consolidated Balance Sheets as of September 30, 2001 and
                  December 31, 2000 and 1999.................................................................   F-3

                  Combined Consolidated Statements of Operations and
                  Comprehensive Income for the nine months ended September 30,
                  2001 and 2000 and for the years ended December 31, 2000, 1999 and 1998.....................   F-4

                  Combined Consolidated Statements of Changes in Owner's Equity
                  for the nine months ended September 30, 2001
                  and for the years ended December 31, 2000, 1999 and 1998...................................   F-6

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                  Combined Consolidated Statements of Cash Flows for the nine months ended September 30, 2001 and 2000 and for the years
                  ended December 31, 2000, 1999 and 1998.....................................................   F-8

                  Notes to the Combined Consolidated Financial Statements....................................  F-10

                  Schedule III - Real Estate and Accumulated Depreciation....................................   S-1
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         All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not
required under the related instructions or are inapplicable, and therefore have been omitted.

         (b)      Exhibits

         On February 11, 2002, TrizecHahn (USA) Corporation filed its Fourth Amended and Restated Certificate of Incorporation in which it changed its name to Trizec Properties, Inc. Accordingly, any reference to TrizecHahn (USA) Corporation in the exhibits filed herewith or previously filed shall be deemed to be in each case a reference to Trizec Properties, Inc.

         Exhibit
         Number
         ------


         3.1 Fourth Amended and Restated Certificate of Incorporation of Trizec Properties, Inc., filed on February 11, 2002.

         3.2      Form of Amended and Restated Bylaws of Trizec Properties, Inc.

         3.3      Form of Audit Committee Charter of Trizec Properties, Inc.**


         4.1      Form of Common Stock Certificates.


         4.2      Form of Exchange Certificates (included in Exhibit 4.3).**

         4.3      Form of Custody Agreement relating to the Exchange
                  Certificates.**

         10.1     Employment Agreement for Christopher Mackenzie.**

         10.2     Employment Agreement for Gregory Hanson.**

         10.3     Employment Agreement for Lee Wagman.

         10.4     Letter Agreement for Casey Wold.

         10.5     Trizec Deferred Compensation Plan and Trust Agreement.**

         10.6 TrizecHahn Developments Inc. Deferred Compensation Plan and Trust Agreement.**

         10.7     Form of 2002 Trizec Properties, Inc. Stock Option Plan.**

         10.8 General Agreement dated as of November 7, 1994 by and among Metropolitan Life Insurance Company, AEW Partners, L.P., Partners Tower, L.P., Tower Leasing, Inc., Sears, Roebuck and Co. and ST Holdings, Inc.**

         21.1     Subsidiaries of Trizec Properties, Inc.**


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         99.1     Information Statement.

 --------------------------
 * To be filed by amendment.

**  Previously filed.


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        TRIZEC PROPERTIES, INC.


Dated:  February 14, 2002               By:    /s/ Gregory Hanson
                                            ------------------------------------
                                            Name:  Gregory Hanson
                                            Title: Executive Vice President and
                                                   Chief Financial Officer



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